Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Akari Therapeutics, Plc

London, United Kingdom

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2016, relating to the combined and consolidated financial statements of Akari Therapeutics, Plc appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Zurich, February 21, 2018

BDO AG

/s/ Christoph Tschumi	/s/ ppa. Aaron Fox-Collis
Christoph Tschumi	ppa. Aaron Fox-Collis